Office Lease Agreement

Terra Verde - Building One

between

DTR14, L.L.C.,

an Arizona limited liability company

as “Landlord”

and

The Joint Corp.,

a Delaware corporation

as “Tenant”

BASIC LEASE INFORMATION

Effective Date:	For identification purposes only, the Effective Date of this Lease is September 17, 2013.

Landlord:	DTR14, L.L.C., an Arizona limited liability company

Tenant:	The Joint Corp., a Delaware corporation

Project:	The business park comprised of approximately twenty-one (21) acres located adjacent to North Perimeter Drive, south of Bell Road in Scottsdale, Arizona and commonly known as Terra Verde. The Project is generally depicted on Exhibit A-1 to this Lease.

Building:	The building located within the Project at 16767 North Perimeter Drive, Scottsdale, Arizona and generally depicted as Building One on Exhibit A-1 to this Lease.

Premises:	Approximately 9,717 square feet of Rentable Area located at Suite 240 in the Building and more specifically shown on Exhibit A-2.

Rentable Area of Building:	180,445 square feet of Rentable Area

Rentable Area of Premises	Approximately 9,717 square feet of Rentable Area; the final Rentable Area of the Premises will be calculated in accordance with Paragraph 1(c) of the Lease. The Premises will have a load factor of thirteen percent (13.00%).

Annual Base Rent:	Months 1-12 $13.00 per square foot of Rentable Area
Months 13-24 $25.25 per square foot of Rentable Area
Months 25-36 $25.75 per square foot of Rentable Area
Months 37-48 $26.25 per square foot of Rentable Area
Months 49-60 $26.75 per square foot of Rentable Area
Months 61-66 $27.25 per square foot of Rentable Area

The Annual Base Rent schedule set forth above does not include applicable rental tax, currently estimated at 2.15%. Within five (5) days of the Effective Date, Tenant shall pay, in advance, the Monthly Base Rent for the first month.

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Term:	Base Term:	From the Commencement Date through and including 66 months following the Commencement Date plus the fractional calendar month, if any during which the Commencement Date occurs.

	Renewal Terms:	N/A

Scheduled Commencement Date:	February 1, 2014 (subject to adjustment as provided in Paragraph 2(a) of the Lease).

Expiration Date:	66 months following the Commencement Date.

Security Deposit:	$75,000.00

Proportionate Share:	Estimated Building Proportionate Share: 5.39%
Estimated Project Proportionate Share: 5.39%
Final Proportionate Share calculations will be determined in accordance with Paragraph 1(f) of the Lease based on the final Rentable Area of the Premises.

Expense Stop:	Tenant’s Proportionate Share of actual 2014 (“Base Year”) expenses.

Landlord’s Address for Payment of Rent:	DTR14, LLC 17207 N. Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Attn: Accounting Department

Standard HVAC Hours:	Between 7:00 a.m. and 6:00 p.m., Monday through Friday, and between 8:00 a.m. and 12:00 p.m. on Saturday, excluding legal holidays in the State of Arizona.

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Landlord's Address	DTR14, LLC
For Notices:	17207 N. Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Attn: Gary S. Elbogen, Esq.
Fax: (480) 585-7803

With copy of any Default Notice to:

David E. Shein, Esq.
Chester & Shein, p.c.
8777 North Scottsdale Road, Suite 191
Scottsdale, Arizona 85258
Fax: (480) 922-3969

Tenant’s Address	The Joint Corp.
For Notices:	Before Lease Commencement:
9383 E. Bahia Drive, Ste. 100
Scottsdale, AZ 85260

After Lease Commencement:
16767 North Perimeter Drive, Ste. 240
Scottsdale, Arizona

Attn.: Ron Record
Phone: (480) 245.5960
Email: rrecord@thejoint.com

Property Manager:	Troon Management Company
17207 N. Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Phn: (480) 563-5247
Fax: (480) 585-7803

Business Day:	Each day which is not a Saturday, Sunday or legal holiday in the State of Arizona

Additional Provision:	See Exhibit B – Tenant Improvement Rider

The Basic Lease Information set forth above is an integrated component of the Lease. If there is any inconsistency or conflict between any Basic Lease Information and any term or provision of the Lease, the Lease will control

LEASE EXHIBITS

Exhibit A-1:	Project Site Plan

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Exhibit A-2:	Depiction of Premises Location
Exhibit B:	Tenant Improvement Rider
Exhibit C:	Rules and Regulations
Exhibit D:	Commencement Memorandum
Exhibit E:	Depiction of Tenant Building Sign

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Office Lease Agreement

THIS Office LEASE Agreement ("Lease") is entered into and shall be effective as of September 17 ,2013 ("Effective Date"), by and between: (i) DTR14, L.L.C., an Arizona limited liability company ("Landlord"); and (ii) The Joint Corp., a Delaware corporation ("Tenant”).

Landlord and Tenant (collectively, "Parties" and individually, a "Party"), agree as follows:

1.            Premises.

(a)          Lease. On the terms and subject to the conditions set forth in this Lease, Landlord hereby leases the Premises to Tenant, and Tenant hereby agrees to lease the Premises from Landlord.

(b)          Project & Premises. The “Project” is the multi-building commercial office complex described in the Basic Lease Information and conceptually depicted on Exhibit A-1 to this Lease. The “Premises” are a portion of the three-story office building identified as the “Building” in the Basic Lease Information and depicted as “Building One” on Exhibit A-1 to this Lease. In addition to the Premises and as further set forth in this Lease, Tenant will also have certain rights and obligations relating to the Parking Facilities and the Common Areas (both as defined below), The location of the Premises within the Building is depicted on Exhibit A-2 to this Lease (“Premises Location”). The Premises will include all Tenant Improvements (as defined in, and to be installed pursuant to, the Tenant Improvement Rider attached to this Lease as Exhibit B).

(c)          Rentable Area. Prior to the Commencement Date, Landlord shall calculate the number of square feet of rentable area (“Rentable Area”) of the Premises ("Final Calculation"). The Final Calculation will include a load factor of thirteen percent (13.00%) and will be determined in a manner which is generally consistent with the BOMA Standard Method for Measuring Rentable Area in Office Buildings. ANSI Z 65.1-2010.

(d)          Common Areas. During the Term, Tenant and its agents, employees and invitees shall have the nonexclusive right with others designated by Landlord to use all of the common areas ("Common Areas") situated on or within the Project. Common Areas include, but are not limited to, elevators, sidewalks, Parking Facilities, driveways, hallways, stairways, public bathrooms, common entrances, lobby areas and other similar public areas and access ways which are not part of the Premises or leased to, or used exclusively by, a specific tenant within the Project.

(e)          Project Operations. Landlord shall cause the Building and Common Areas to be maintained in compliance with all applicable laws, ordinances, regulations and restrictive covenants. The Common Areas of the Project and the exterior of the Building, including all related landscaping, shall be maintained and operated by Landlord in a manner consistent with Class A low-rise office buildings in Scottsdale, Arizona, free, in all material respects, from any disruptive or annoying activities or events. Landlord represents and warrants to Tenant that as of the Commencement Date, the Building and the Premises comply, in all material respects, with applicable laws, ordinances, rules, regulations and codes, which includes, but is not limited to, the Americans With Disabilities Act, as amended.

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(f)          Tenant's Proportionate Share. Tenant’s proportionate share of those expenses that become payable to Landlord as Additional Rent under this Lease is the “Proportionate Share”. Tenant's Proportionate Share of Operating Expenses (as defined below) and Taxes (as defined below) that relate to the Project shall be a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of all buildings within the Project (including the Building). Tenant’s Proportionate Share of Operating Expenses and Taxes that relate to the Building shall be a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building. Tenant’s Proportionate Share shall be adjusted from time to time during the Term, upon written notice to Tenant, as additional Rentable Area is added to, or deleted from, the Project or the Building, as the case may be. The effective date of any adjustment shall be: (i) with respect to additional Rentable Area added to the Project or Building, as the case may be, the date that a Certificate of Occupancy is issued for the shell with respect to the Building or other buildings in the Project; or (ii) with respect to Rentable Area deleted from the Project or Building, as the case may be, the effective date of the deletion.

2.            Term & Possession.

(a)          Base Term & Commencement. The initial term of this Lease ("Base Term") shall commence on the Commencement Date and, unless sooner terminated, shall expire on the Expiration Date described in the Basic Lease Information ("Expiration Date"). The Commencement Date of the Lease ("Commencement Date") shall be the date that the Tenant Improvement Work is substantially completed on the Completion Date as provided in Section 4(d) of the Tenant Improvement Rider attached to this Lease as Exhibit B, unless otherwise mutually agreed in writing by Landlord and Tenant. The Parties anticipate the Commencement Date will occur on February 1, 2014 ("Scheduled Commencement Date"). Within thirty (30) days following Commencement Date, the parties agree to execute a certificate confirming the Commencement Date and Expiration Date substantially in the form attached to this Lease as Exhibit D.

(b)          Intentionally Omitted.

(c)          Delivery of Premises. Subject to the early access provisions of Paragraph 2(d), below, Landlord will deliver possession of the Premises to Tenant by the Commencement Date.

(d)          Tenant Access. Tenant (and its suppliers, contractors and consultants) may enter the Premises (and other portions of the Project as reasonably required) within thirty (30) days of the Commencement Date without the payment of any sum, but subject to the other requirements and covenants, of this Lease. Such early entry shall be for the sole purpose of planning for and installing Tenant’s cabling, furniture, trade fixtures, equipment, phones, inventories and supplies, and shall be subject to Landlord’s reasonable safeguards including, but not limited to, reasonable restrictions on hours of access and safety and security procedures. Landlord will cooperate in good faith and cause Landlord’s contractors and suppliers to cooperate in good faith with Tenant and Tenant’s suppliers, contractors and consultants to facilitate Tenant’s ability to have its business operations fully functional in the Premises on or immediately after the Commencement Date. Prior to the Commencement Date, Tenant shall cooperate in good faith with Landlord to avoid interference with any activity of Landlord contemplated by this Lease.

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3.            Rent.

(a)          Annual Base Rent. The Annual Base Rent for the Base Term shall be the amounts set forth in the Basic Lease Information. Annual Base Rent shall be paid by Tenant in monthly installments equal to one-twelfth (1/12) of the Annual Base Rent for the applicable period ("Monthly Base Rent"), commencing on the Commencement Date and continuing thereafter for the balance of the Term. Tenant shall pay each installment of Monthly Base Rent in advance, without notice or demand, on or before the first Business Day of each and every calendar month to the party specified in the Basic Lease Information or to such other person or at such other address as Landlord may designate by written notice to Tenant from time to time. If the Commencement Date occurs on a date other than the first (1st) calendar day of a month, the first installment of Monthly Base Rent shall be prorated based upon a thirty (30)-day calendar month.

(b)          Additional Rent.

(i)          Definitions.

(A)         “Operating Expenses” means, subject to the limitations set forth below, all reasonable and necessary actual costs incurred by Landlord in managing, operating, maintaining and repairing the Building and all Common Areas as a Class A low-rise office complex with related facilities and amenities in Scottsdale, Arizona, including, without limitation, all costs, expenditures, fees and charges for:

(aa)         operation, maintenance and repair including maintenance, repair and replacement of Common Areas, exterior light fixtures, common signage, glass and landscaping and maintenance and repair of the roof covering or membrane;

(bb)         utilities and services (including telecommunications facilities and equipment, recycling programs to the extent they reduce Operating Expenses, and trash removal), and associated supplies and materials;

(cc)         compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Project;

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(dd)         accounting, legal, engineering and other professional services incurred solely in connection with the operation of the Building and all Common Areas and the calculation of Operating Expenses and Taxes;

(ee)         property management fees not exceeding five percent (5%) of the gross rental revenue received by Landlord for the Building (whether denominated as rent, additional rent, Common Area operating costs, taxes or otherwise);

(ff)         all risk (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Building or Common Areas, maintained by Landlord or applicable owner’s association, and expenditures for deductible amounts paid thereunder;

(gg)         non-capital expenses for construction licenses, permits and inspections;

(hh)         complying with the requirements of any law, statute, ordinance or governmental rule or regulation (collectively, “Laws”), but only to the extent such Laws are enacted after the Commencement Date;

(ii)         amortization of capital improvements required to comply with Laws enacted after the Commencement Date, or which reduce Operating Expenses or improve the utility, efficiency or capacity of any Building system, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as determined in good faith by Landlord), over such useful life as is designated in manufacturer specifications or if none, as provided by generally accepted accounting principles;

(jj)         contesting in good faith for the benefit of the Building or Project or the office tenants the validity or applicability of any Laws enacted after the Commencement Date that may negatively affect the Building or Project; and

(kk)         any other actual cash cost, whether or not described in this Section 3(b)(i)(A), which, in accordance with generally accepted accounting principles, is a non-capitalized expense of managing, operating, maintaining and repairing the Building and all Common Areas, and which is not otherwise excluded pursuant to this Lease.

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(B)         Operating Expenses shall not include any of the following:

(aa)         except as provided by clause (ii) above, any capital expenditure and/or associated amortization and financing costs;

(bb)         any costs of special services or benefits rendered to or for the benefit of fewer than all Building tenants;

(cc)         any costs of improvements and alterations specifically for Tenant or any other tenant or tenants of the Building or the Project or for the preparation or improvement of any other suite within the Property;

(dd)         any costs of services or other benefits which are not available to Tenant but which are available to any other tenant or tenants or other user or users of the Project;

(ee)         any costs for which Landlord is reimbursed by insurance or any other tenants or occupants or users of any of the Project other than through Project tenants’ payment of their pro-rata shares of Operating Expenses;

(ff)         any leasing commissions, attorneys’ fees or any other expenses (including without limitation advertising and other promotional expenses) incurred in connection with leasing or subleasing space in the Project or enforcing any such leases or subleases or buying, selling or financing the Project;

(gg)         any fines, penalties or other costs incurred due to Landlord’s or any other occupant’s violation of any Law;

(hh)         any payments in respect to overhead or profit to subsidiaries or affiliates of Landlord (other than the property management fees described in clause (ee) above);

(ii)         any costs of decorating, redecorating, cleaning or other services not provided on a regular basis with respect to the Project and/or to all tenants of the Building;

(jj)         any costs relating to relocation of tenants within the Building or the Project;

(kk)         any costs of correcting defects in the construction of the Building;

(ll)         any costs of any repairs made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building except to the extent of any costs incurred pursuant to deductibles permitted to be maintained under the insurance required by this Lease;

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(mm)         any increase in insurance premium to the extent such increase is caused or attributable to the use, occupancy or act of Landlord or any other Project tenants or occupants;

(nn)         any costs of overtime or other expense in curing Landlord’s defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

(oo)         any costs incurred because Landlord or any other person or entity (except Tenant) violated the terms of any lease, sublease or other agreement;

(pp)         any costs incurred to (i) rectify any failure of the Building to comply with the Americans With Disabilities Act ("ADA”) in effect on the Commencement Date; or (ii) test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous wastes or materials from the Project (the foregoing does not limit Tenant’s obligations under Section 6, below);

(qq)         any Taxes or the costs associated with contesting any Taxes; or

(rr)         any costs for repair or maintenance of telecommunication facilities that are or may be leased or licensed to third party providers for income.

(C)         “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Building and all Common Areas; any state, county or municipal governmental property lease excise tax or the equivalent thereof; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any Taxes described above but only to the extent those Taxes are reduced or avoided and (on a pro-rata basis) Tenant receives a reduction or refund of those Taxes contested and paid. ‘‘Taxes” shall exclude any of the foregoing items charged directly to, and paid by, other Project tenants, occupants and users (including Tenant), interest or penalties incurred by reason of late payment of taxes, franchise taxes or similar taxes on Landlord’s business, inheritance, gift, transfer, net income and profit taxes, capital levies, special assessments levied against property other than real estate.

(ii)          Payment of Additional Rent.

(A)         Tenant shall pay Landlord as additional rent (“Additional Rent”) for each calendar year, or portion thereof: (i) Tenant’s applicable Proportionate Share of Operating Expenses and Taxes that relate to the Project, generally; and (ii) Tenant’s applicable Proportionate Share of Operating Expenses and Taxes that relate exclusively to the Building, but only to the extent the total of item (i) and item (ii) exceed the Expense Stop (as set forth in the Basic Lease Information).

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(B)         Landlord agrees that in calculating any Operating Expenses payable by Tenant under this Lease, that portion of Operating Expenses which are controllable by Landlord (excluding, specifically, Taxes, Insurance, Utilities, and other items over which Landlord has no control) will not increase more than five percent (5%) annually over the amount of such controllable Operating Expenses for the previous calendar year. The Operating Expense payable by Tenant shall be subject to a 95% gross-up if actual occupancy of the Building falls below 95%.

(C)         Commencing on the Commencement Date, and thereafter with respect to each full or partial calendar year during the Term, Tenant shall pay Landlord, together with each installment of the Monthly Base Rent, an amount equal to the estimated Additional Rent for the applicable period. On or prior to the Commencement Date, and within thirty (30) days prior to the commencement of each calendar year during the Term, Landlord shall provide Tenant with an estimate of the monthly Additional Rent for the applicable period which shall be utilized for the purpose of calculating Tenant’s Additional Rent payment obligations under this Lease. Within ninety (90) days following the end of each calendar year, Landlord shall provide Tenant with a written statement (“Statement”) of Landlord’s actual Operating Expenses and Taxes for the prior calendar year (or applicable portion thereof). If Landlord’s estimate of the Additional Rent of the applicable period was less than the actual Additional Rent as set forth in the Statement, Tenant shall, within fifteen (15) Business Days following receipt of the Statement, pay the difference to Landlord. If Landlord’s estimate of the Additional Rent for the applicable period was greater than the actual Additional Rent as set forth in the Statement, Tenant shall receive a credit equal to the difference which shall be applied against the next monthly installment of Rent. Each Statement shall be sufficient to enable Tenant to compare the Statement to the definitions of Operating Expenses and Taxes set forth in this Lease. Each Statement shall provide detail reasonably sufficient for Tenant to differentiate between Operating Expenses that are attributable to one hundred percent (100%) to the Premises and Operating Expenses that are subject to Tenant’s Proportionate Share. Tenant shall have the right to examine and copy at Landlord’s office during Landlord’s normal business hours after reasonable notice to Landlord any relevant back-up information or documentation: (i) requested in good faith by Tenant within one hundred eighty (180) days after receipt by Tenant of each Statement; and (ii) which is reasonably required to enable Tenant to understand each Statement. Absent fraud or manifest error by Landlord, each Statement will be final if Tenant does not object within one hundred eighty (180) days after receipt. If the results of Tenant’s examination show an overcharge to Tenant of more than five (5%) percent of the actual amount owed by Tenant, Landlord shall pay the actual and reasonable cost of such audit up to $1,500 (provided the audit is conducted by an independent certified public accountant experienced in auditing commercial office records (“Accountant”) selected by Tenant and reasonably approved by Landlord, and further provided the Accountant is not compensated on a contingency fee basis) and Landlord shall refund to Tenant any overcharge of such items as discovered by the audit within thirty (30) days of notification of such findings.

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(D)         All Operating Expenses, Taxes and Additional Rent shall be computed on an accrual basis, provided that, no prepayment of any Operating Expense or Tax before its due date shall, regardless of date of payment, be included prior to its due dale. Each Statement and all estimates of Operating Expenses and Taxes and reconciliation statements shall be prepared by Landlord according to generally accepted accounting principles, applied in a consistent manner.

(c)          Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including Annual Base Rent, Additional Rent, Parking Fees (as defined below) late charges and interest (collectively, “Rent”), shall constitute and be payable and recoverable as rent, in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within five (5) Business Days after receipt by Tenant of notice (with any related supporting computations or documentation) from Landlord of the amounts due. Rent is payable in equal monthly installments (“Monthly Base Rent”), in advance, on the first day of each calendar month without further statement or notice from Landlord. All other sums payable to Landlord shall be payable, not more frequently than monthly, on the later of: (a) the due dates for such payments as set forth in this Lease; or (b) five (5) Business Days after Tenant’s receipt of Landlord’s statement therefor. All Rent shall, except as otherwise specifically provided in (or by way of recoupment of matured and liquidated obligations of Landlord under) this Lease, be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate. All other Rent items will be billed no more frequently than monthly, and will be included in one monthly statement.

(d)          Rental Taxes. Tenant shall pay to Landlord with each installment of Monthly Base Rent, Operating Expenses, Parking Fees, Taxes, Additional Rent, or other Rent, the amount of any gross receipts, transaction privilege, sales or similar tax, exclusive of any state or federal franchise tax or personal or corporate income tax measured by the income of Landlord, payable by Landlord on account of this Lease or Tenant’s payment of such items to, or on behalf of, Landlord.

(e)          Late Charge & Interest. If any payment of Rent is not received by Landlord within five (5) Business Days after its due date, Tenant shall pay to Landlord as a late charge (“Late Charge”) a sum equal to five percent (5%) of the late payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate late charges imposed on other payments not made when due or preclude imposition of a late charge on any other payments not made when due. To the extent the payment of any sums by either Landlord or Tenant under this Lease require or permit the imposition of interest, the interest rate charged ("Interest Rate") shall be fifteen (15%) per annum.

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4.          Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord $75,000.00 (“Security Deposit”) for Tenant's full and faithful performance of all the terms and conditions required under this Lease. Upon the expiration of the 36th month of the Term, provided Tenant is not in default under this Lease, Landlord shall offset $25,000 (“Rent Offset”) from the Security Deposit and apply the Rent Offset toward the next due monthly installment of Annual Base Rent, leaving a Security Deposit balance of $50,000.00. At the Expiration Date, Landlord will return to Tenant any remaining portions of the Security Deposit, without interest, provided that if Tenant fails to pay any Rent or perform any covenants when due after any applicable notice and cure periods, Landlord may apply any portions of the Security Deposit toward curing such default, and Tenant shall replenish the Security Deposit to $50,000.00 immediately upon invoice by Landlord. Tenant will not be entitled to any interest or other yield upon the Security Deposit at any time, and Landlord is free to commingle, invest or otherwise use said deposit, subject to Landlord’s obligation to return the Security Deposit.

5.          Tenant Improvements & Alterations. The Parties shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises ("Tenant Improvements”), as provided in the Tenant Improvement Rider attached to the Lease as Exhibit B. Except for any Tenant Improvements to be constructed by Landlord or Tenant as provided in this Lease, Tenant shall not make any alterations, improvements or similar structural or non-structural changes to the Premises (“Alterations”), without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall not be required to obtain Landlord’s prior consent for interior non- structural changes with a total project cost under $10,000. Tenant shall provide Landlord with at least five (5) business days prior notice prior to commencing any Alterations, which are not subject to Landlord’s prior consent. Any Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using good materials; (ii) in compliance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (iii) in compliance with any construction rules and regulations which have then been promulgated uniformly and in good faith and communicated by Landlord to Tenant; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to the conditions set forth in the following sentence which Landlord may in Landlord’s good faith discretion impose at the time of giving the consent. The conditions permissibly imposed by Landlord shall be limited to requirements for Tenant to: (a) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors or design professionals, if the cost of work undertaken as a single project exceeds $50,000.00 and if Landlord would require such bonds or insurance if the contractors or professionals were retained by Landlord); (b) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld or delayed (or withheld without a written explanation of the reason therefor) or delayed; and (c) remove all or part of the Alterations (except Tenant Improvements or Alterations paid for in whole or in part by Landlord) within thirty (30) days after expiration or termination of the Term, as designated by Landlord, or such Alterations will then become the property of Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building systems, is required in connection with or as a result of Tenant’s Alterations, such work shall be performed at Tenant’s expense by contractors designated by Tenant but approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. In addition to any Alteration paid for in whole or in part by Landlord, and subject to the following sentence, all Alterations which would be fixtures under Arizona law if Tenant owned fee title to the Project shall upon installation become part of the Building and be the property of Landlord. Tenant may from time to time replace any Alterations upon satisfaction of all applicable requirements of this Section 5, provided that if any Alterations so replaced are the property of Landlord the replacement Alterations shall also be the property of Landlord.

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6.          Use of Premises, Tenant shall use and occupy the Premises for general office purposes related to operating Tenant’s corporate headquarters as a franchisor of chiropractic clinics and for no other purpose without Landlord's prior consent. Tenant expressly covenants and agrees that it shall not operate as a staffed (in person) bank or depository institution, with tellers, that loans money, accepts deposits, pays interest, clears checks, acts as an intermediary in financial transactions, and/or provides other financial services to its public customers (“Prohibited Use”). Tenant, at its expense, shall comply with the laws, rules and regulations of any federal, state or municipal authority, or the Arizona Fire Underwriters Rating Bureau, or with any notice from any public officer pursuant to law, or with any notice from any insurance company pertaining to Tenant's occupancy or use of the Premises. Tenant shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be in violation of law or the certificate of occupancy for the Building or the Premises. Tenant will not use or permit the Premises to be used for any purposes that interfere with the use and enjoyment of the Building by Landlord or the other tenants, or which, in Landlord's reasonable discretion, impair the reputation of the Building.

Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or violate, invalidate or conflict with fire insurance policies on the Building, fixtures or on property kept therein; provided, however, that Tenant's normal conduct of its business shall not violate this paragraph. Tenant shall not access, perform maintenance or otherwise enter or use any portion of the Premises below the finished floor or above the ceiling grid without first obtaining, in each instance, Landlord’s prior written consent.

Tenant and Tenant's employees and agents shall not, in violation of any applicable laws, handle, use, manufacture, store, release or dispose of any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (collectively, "Hazardous Materials"), as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or in any other federal, state or local law governing hazardous substances (collectively, "Act"), as such laws may be amended from time to time at, upon, under or within the Premises or the Building or the land on which it is built, or into the plumbing or sewer or water system servicing the Premises or the Building, nor shall Tenant, its employees or agents cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials at, upon, under or within the Premises or the Building or the land or into the plumbing or sewer or water system servicing the same. Tenant shall comply in all respects with the requirements of the Act and related regulations, and shall notify Landlord immediately if Tenant discovers any Hazardous Materials at, upon, under or within the Premises or the Building or the land. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, may be used and stored at the Premises without Landlord's prior consent.

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Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys’ fees, arising out of any violation of or Default in the covenants of this Section 6. The provisions of this Section 6 shall survive the expiration of the Term.

The Landlord hereby represents and warrants that to the best of Landlord’s actual knowledge there are no Hazardous Materials on the Premises, Common Areas, or Project. Landlord shall defend, indemnify and hold harmless Tenant from and against claims, costs, expenses, actions, losses, damages and liabilities (including reasonable attorneys’ fees) directly arising out of the existence of Hazardous Substances and/or Environmental Conditions on the Premises which: (i) Landlord introduces on the Premises, Common Areas or Project; or (ii) Landlord had actual knowledge existing on the Premises, Common Areas or Project prior to the Commencement Date and Landlord did not disclose to Tenant. This indemnification shall survive the termination of this Lease.

7.           Rules & Regulations. The Parties shall be bound by and comply with: (i) the rules and regulations attached to this Lease as Exhibit C to the extent those rules and regulations are not in conflict with any term or provision of this Lease; and (ii) any reasonable rules and regulations adopted by Landlord for all tenants of the Building after the Effective Date, but only to the extent such rules and regulations are reasonably designed for the safety, care, order or cleanliness of the Common Areas, do not unreasonably and materially interfere with Tenant’s conduct of its business or Tenant’s use and enjoyment of the Premises, the Parking Facilities and the Common Areas, and do not require the payment of additional money by Tenant (collectively, “Rules and Regulations”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Rules and Regulations by any other tenant or other person (except Landlord), provided that notwithstanding any provision of the Rules and Regulations to the contrary, Landlord shall not unreasonably or selectively enforce the Rules and Regulations against Tenant and shall otherwise uniformly enforce all Rules and Regulations among tenants of the Building.

8.           Subletting & Assignment.

(a)           Consent. Tenant will not transfer or assign this Lease, or sublet the Premises or any part thereof or transfer possession or occupancy of the Premises to any person, firm or corporation without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed (collectively, “Permitted Transfer”). Tenant shall submit to Landlord such information as reasonably requested by Landlord in connection with Tenant’s request for consent to a transfer, including financial statements and tax returns in order to evaluate the solvency, financial responsibility and the business acumen and experience of the proposed transferee. Any net profits derived from a sublease under any Permitted Transfer will be payable to Landlord as Additional Rent. Tenant shall pay, as Additional Rent, all of Landlord’s costs and expenses (including reasonable attorney’s fees) incurred in connection with any proposed transfer or assignment of this Lease, or sublet the Premises (collectively, “Proposed Transfer”).

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(b)           Tenant Liability. Unless expressly released by Landlord, in its sole and absolute discretion, if there is any assignment or Permitted Transfer of this Lease or subletting of the Premises, Tenant shall remain liable to Landlord for payment of the Rent and any other amounts due to Landlord under this Lease and all other covenants and conditions of Tenant contained in this Lease.

(c)           Sale of Premises or Assignment by Landlord. The term “Landlord” as used in this Lease shall mean the owner of the Building at the time in question. If there is a transfer (whether voluntary or involuntary) by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing (but not from liability for any uncured Default existing on the date of transfer) if: (i) the new owner expressly agrees in writing to assume all of Landlord’s obligations under this Lease; and (ii) any Tenant funds that Landlord is holding are delivered to the new owner.

(d)           Landlord’s Recapture Right. Any assignment of this Lease or subtennancy shall be subject to Landlord’s Recapture Right (as defined below). If Tenant elects to transfer or assign this Lease, or to sublease any portion of the Premises, Tenant shall first provide Landlord with written notice (“Assignment Notice”) outlining the material terms of the proposed transaction and designating the portion(s) of the Premises that will be affected (“Recapture Space”). Landlord shall have ten (10) business days following receipt of any Assignment Notice to elect, in Landlord’s sole discretion, to exercise Landlord’s recapture right “Recapture Right” with respect to the Recapture Space. If the Recapture Space is the entire Premises, and Landlord elects to exercise its Recapture Right, the Lease shall terminate on the date that is thirty (30) days following the date of the Assignment Notice (“Recapture Date”). If the Recapture Space is less than the entire Premises, and Landlord elects to exercise its Recapture Rights,: (i) the Lease shall terminate with respect to the Recapture Space only on the Recapture Date; (ii) Tenant shall reimburse Landlord, as Additional Rent, for the cost of installing a demising wall between the Recapture Space and the remaining balance of the Premises; (iii) the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Recapture Space; and (iv) Landlord and Tenant will enter into an amendment to the Lease properly evidencing the space reduction. If Landlord fails to exercise the Recapture Right within the required timeframe, the Lease shall not terminate with respect to the Recapture Space and Tenant shall be free to proceed with the proposed transaction, subject to the restrictions and requirements otherwise set forth in Paragraph 8(a), above. Landlord may lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant. Upon any recapture (or partial recapture) as provided under this Paragraph 8(d), Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the Recapture Space, except with respect to obligations or liabilities which accrue or have accrued as of the date of such termination or those obligations or liabilities which expressly survive the termination of this Lease.

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9.           Services & Utilities.

(a)           Building Standard Services & Utilities. Landlord shall, at Landlord’s expense and as a component of the Operating Expenses, furnish for the Premises: (i) reasonable amounts of heat, ventilation and air-conditioning to maintain temperatures for comfortable use and occupancy of the Premises during all Standard HVAC Hours specified in the Basic Lease Information (“Standard HVAC Hours”): (ii) electricity at all times that provides electric current in reasonable amounts for all normal office and administrative purposes; (iii) janitorial and trash removal services each Sunday through Thursday (except public holidays) after 6:30 p.m.; (iv) automatic passenger elevator service at all times on a non-exclusive basis through the elevator located in the Building’s lobby; (v) hot and cold running water at all times sufficient for drinking, lavatory, toilet and ordinary cleaning purposes to be drawn from approved fixtures in the Premises; (vi) building standard fluorescent lamp, lighting tube, bulb and lamp ballast replacement; (vii) perimeter window washing, inside (once each year) and outside (at least twice each year); (viii) extermination and pest control when and as reasonably required; (ix) maintenance of all Common Areas, including cleaning, HVAC, illumination, signage, lawn care and landscaping maintenance; (x) Common Area toilet room supplies; (xi) maintenance, lighting, cleaning and striping of the Parking Facilities; and (xii) with prior consent of Landlord, access to the Building’s Demarcation point for telecommunication services provided to the Building by Qwest/Century Link or Cox Communications or equivalent service provider as determined by Landlord, provided any additional connection fees shall be at Tenant’s sole cost. All services described in the preceding sentence shall be at least consistent with those customarily furnished in Class A low-rise office buildings in Scottsdale, Arizona. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than building standard lighting fixtures) shall be at Tenant’s sole expense.

(b)           Additional Services. Landlord shall furnish HVAC services at times other than Standard HVAC Hours, which Tenant may obtain by operating thermostats or other controls for distinct zones in the Premises. Tenant shall pay for such services on an hourly basis at the rate of $6.00 per hour per zone. Landlord may, at Landlord’s discretion, have the Premises separately metered for electricity, in which case Tenant shall not be required to pay a separate fee for using HVAC services at times other than Standard HVAC Hours and the total electrical expense for the Premises shall be deemed to be an Operating Expense for which Tenant is entirely responsible pursuant to Paragraph 4(b)(ii)(A)(ii), above.

(c)           Interruption of Service. In no event shall Landlord be liable to Tenant for any interruption or failure in the supply of any utilities (including, without limitation, cable, phone and /or fiber) to the Premises. Landlord reserves the right to interrupt service of the heat, plumbing, air conditioning, cooling, electric, and sewer and water systems, when reasonably necessary, by reason of accident, or of repairs, alterations or improvements which in the good faith judgment of Landlord are desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed; and Landlord shall have no responsibility or liability for failure to supply heat, plumbing, air conditioning, cooling, electric, and sewer and water service, or other service or act for the benefit of Tenant, when prevented from so doing by Force Majeure or by orders or regulations of any federal, state, county, or municipal authority (Landlord and Tenant shall each adhere to and abide by such orders and regulations without any reduction in rent or in any of Tenant’s other obligations hereunder), and Tenant agrees that Tenant shall have no claim for damages nor shall there be any abatement of Annual Base Rent if any of said systems or service shall be discontinued or shall fail to function for any reason other than Landlord’s negligence or failure to perform its obligations under this Lease. Landlord shall use commercially reasonable efforts to notify Tenant, in advance, of any planned interruptions and to minimize interference with Tenant’s business.

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(d)           Excessive Electrical & Water Usage. Tenant will not install or operate in the Premises any heavy duty electrical or plumbing equipment or machinery, without obtaining the prior written consent of Landlord. If, in Landlord’s reasonable discretion, Tenant consumes any utilities or services in excess of the normal consumption for general office use, Tenant agrees to pay Landlord for the cost of such excess consumption of utilities or services upon receipt of a statement of such costs from Landlord at the same time as payment of the Rent. Landlord may, at Landlord’s discretion, have the Premises separately metered for electricity, in which case Tenant shall not be required to pay a separate fee for using HVAC services, and the total electrical expense for the Premises shall be deemed to be an Operating Expense for which Tenant is entirely responsible pursuant to Section 3(b)(ii)(A)(ii), above.

10.         Maintenance & Repairs.

(a)           Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, all structural portions of the roof, foundations, floors, and exterior walls of the Building, all Building systems and all public and Common Areas of the Project (including, without limitation, the Parking Facilities, elevators and Common Area restrooms, building standard electrical, lighting, mechanical, plumbing, heating, air conditioning systems, and building standard fluorescent light bulbs) in a manner comparable with other Class A low- rise office buildings in Scottsdale, Arizona; provided, however, that: (i) Tenant shall pay the cost of repairs for any physical damage to the Project or the Premises occasioned by the misuse or primary negligence of Tenant or Tenant’s employees, agents or invitees, to the extent (if any) not covered by Landlord’s property insurance or the insurance Landlord is required to carry pursuant to this Lease; and (ii) Tenant shall, at its sole cost and expense, be responsible for all maintenance and repair (including janitorial costs) associated with any Non-Building Standard improvements, materials and/or finishes installed in the Premises. The term “Non-Building Standard” shall mean any improvements, finishes or materials that differ in any material respect from the standard improvements, finishes and/or materials used by Landlord in the Common Areas. Tenant shall promptly report in writing to Landlord any defective condition actually known to Tenant which Landlord is required to repair. All repairs, replacements and maintenance required of Landlord shall be made: (y) within a reasonable time (depending on the nature of the repair, replacement or maintenance required) after receiving notice from Tenant or having actual knowledge, without duty of inquiry, of the need for such repair, replacement or maintenance; and (z) in a manner that does not unreasonably interfere with Tenant’s ability to conduct Tenant’s business in the Premises.

(b)           Tenant will keep the Premises and the fixtures and equipment therein in reasonably good order and condition, normal wear and tear excepted. During the Term, and subject to Landlord’s cleaning, repair and maintenance obligations, Tenant at Tenant’s expense, but under the good faith direction of Landlord, shall repair and maintain the interior of the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), interior Tenant Improvements and any appliances (including dishwashers, refrigerators, hot water heaters and garbage disposals) in the Premises, and keep the Premises in a clean, safe and orderly condition. Nothing contained in this Paragraph 10(b) is intended to modify the requirements in Section 5, above, with respect to permitted alterations.

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(c)           Subject to the requirements of this Lease, Landlord reserves the right at any time and from time to time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make changes, alterations, additions, deletions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other Common Areas, and to change the name by which the Building is commonly known and/or the Building’s address. Landlord reserves the right from time to time to install, use, maintain, repair and replace Building signage, pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any Building signage, pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises. Nothing contained in this paragraph shall be- deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease. Said changes, alterations, additions, deletions, improvements, repairs, relocations or replacements shall not materially damage or impair Tenant’s use or occupancy.

(d)           Except as otherwise expressly provided in this Lease, any and all injury, breakage or damage of any type whatsoever to the Premises or to other portions of the Building, arising from any act or omission of Tenant or its agents, employees, licensees, invitees or contractors, shall be repaired by Landlord at the sole expense of Tenant (net of insurance proceeds received by Landlord). Tenant shall reimburse Landlord for the costs of such repairs within ten (10) Business Days of receipt of written notice from Landlord of such costs. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord may have.

11.         Signs & Advertisements.

(a)           Landlord agrees to display, at Landlord’s expense, Tenant’s name on the Building directory in the size and style or lettering typically used by Landlord. The number of individual names listed on the Building directory or directories shall be subject to such limitation as shall be established from time to time by Landlord. Landlord will, at Landlord’s cost, install Building standard suite entry signage at the entrance to the Premises.

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(b)           Except as set forth in Section 11(c), below, no sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, or inside of the Premises where it may be visible from outside or from the public areas of the Building, except with Landlord’s prior written consent and then only in such location, number, size, color and style (i.e., Building standard lettering) as is authorized by Landlord. If any such sign, advertisement or notice is exhibited without first obtaining Landlord’s written consent, Landlord shall have the right to remove same, and Tenant shall be liable for any and all expenses incurred by Landlord in connection with said removal.

(c)           To the extent permissible by law and subject to compliance with applicable covenants and conditions related to the Project, Tenant shall have the right, at Tenant’s sole cost and expense, to install one (1) sign displaying its name on the exterior of the northeast elevation of the Building facing the Loop 101 Freeway (“Tenant Building Sign”) in the location designated by Landlord. The location, design, size and other specifications of the Tenant Building Sign shall be consistent with Landlord’s comprehensive sign plan and standard guidelines, subject to the approval by the Landlord, the City of Scottsdale and any applicable owner’s association. Landlord approves the location depiction and rendering of the Tenant Building Sign as set forth on Exhibit E to this Lease, subject to: (i) compliance with Landlord’s comprehensive sign plan and standard guidelines; and (ii) approval by the City of Scottsdale and any applicable owner’s association.

(d)           Landlord shall have the right to prohibit any published advertisement of Tenant which in Landlord’s good faith opinion tends to impair the image or reputation of the Building or its desirability as a Class A office building. Upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

(e)           Tenant’s signage rights set forth in this Section 11 are personal to Tenant and shall expire upon any Permitted Transfer.

12.         Excessive Floor Load. Landlord shall have the right to prescribe the weight and method of installation and position of safes, filing facilities or other heavy fixtures or equipment. Tenant will not, without Landlord’s prior written approval, install in the Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity. Tenant shall be liable for all damage (other than normal and reasonable wear and tear) done to the Building by installing or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Premises.

13.         Moving and Deliveries. Except upon initial move-in, no freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, without Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall promptly remove from the public areas within or adjacent to the Building any of Tenant’s property delivered or deposited there, and shall be responsible for any damage to the Building or the Premises caused by its moving and deliveries.

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14.         Parking Facilities.

(a)           Parking Ratios. Subject to the specific terms, provisions and adjustments set forth in this Section 14, Landlord will maintain, for Tenant’s use during the Term, parking for Tenant based on a total parking ratio not to exceed 5/1,000 square feet of Rentable Area (“Maximum Parking Ratio”), which will be administered and paid for as follows:

(i)           Covered Parking, Landlord will at all times during the Term maintain (A) fifteen (15) covered reserved parking spaces based on a ratio of 1.5/1,000 square feet of Rentable Area (“Covered Reserved Parking Spaces”) for Tenant’s exclusive use, and (B) twenty-nine (29) covered unreserved parking spaces based on a ratio of 3.0/1,000 square feet of Rentable Area (“Covered Unreserved Parking Spaces”) for Tenant’s non-exclusive use. Commencing on the 13th month following the Commencement Date, Tenant shall pay a monthly Parking Fee at the rate of $55.00 per space per month for each Covered Reserved Parking Spaces and $40.00 per space per month for each Covered Unreserved Parking Spaces. All Parking Fees shall be payable, in advance and without demand, together with each installment of Monthly Base Rent.

(ii)           Uncovered Parking. Tenant shall be permitted, on a non-exclusive basis, to use up to five (5) uncovered, unreserved parking spaces based on a ratio of 0.5/1,000 square feet of Rentable Area (“General Parking Spaces”) at no additional charge to Tenant.

(b)           General. The Covered Reserved Parking Spaces, Covered Unreserved Parking Spaces and General Parking Spaces shall be referred to collectively in this Lease as the “Parking Facilities.” Tenant shall not use any Parking Facilities or other parking or storage areas in the Project for the overnight storage of vehicles without Landlord’s prior written approval, which approval shall not be unreasonably withheld. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the Parking Facilities or to any personal property located therein, or for any injury sustained by any person in or about the Parking Facilities. Landlord shall use commercially reasonable efforts to enforce parking restrictions within the Parking Facilities; provided, however, Landlord shall not be liable for any parking violations of other Tenants.

15.         Access.

(a)           Access to Building & Common Areas. Tenant shall have access to the Building and the Common Areas twenty-four (24) hours per day, seven (7) days per week, by means of a key or an electronic security access system. Tenant shall, upon termination of the Lease, return to Landlord all keys and/or access cards to the Building. Landlord reserves the right to require a refundable deposit on Building keys and security access cards, which deposit shall be returned to Tenant at the time such keys and cards are returned to Landlord. Additional keys or security access cards required by Tenant for any reason will be provided upon Tenant’s payment of a fee as reasonably determined by Landlord. If Tenant installs separate or replacement locks or access devises on or within the Premises, Tenant shall promptly provide Landlord with all necessary keys, access cards and access codes in order to insure that Landlord has and maintains access to the Premises as otherwise provided in this Lease.

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(b)           Landlord’s Access to Premises. Landlord, its agents, employees and contractors shall have the right to enter the Premises at all reasonable times, including emergencies determined by Landlord, (a) to make inspections or to make repairs to the Premises or other premises as Landlord may deem necessary; (b) to perform nightly cleaning of the Premises; (c) to exhibit the Premises to prospective tenants during the last six (6) months of the Term; and (d) for any purpose whatsoever relating to the safety, protection or preservation of the Building. Landlord shall not be required to give Tenant notice for access to Premises to perform nightly cleaning and for emergencies determined by Landlord. Landlord shall use reasonable efforts to minimize interference to Tenant’s business when making repairs or otherwise accessing the Premises pursuant to the terms of this Lease, but Landlord shall not be required to perform the repairs at any time other than during normal working hours. Landlord shall provide reasonable notice prior to entry (except in the case of emergencies or (a) or (b) above).

(c)           Restricted Access. No additional locks, other devices or systems, including without limitation alarm systems, which would restrict access to the Premises shall be placed upon any doors without the prior written consent of Landlord.

16.         Liability.

(a)           Personal Property. All personal property of Tenant (including but not limited to furniture, equipment, trade fixtures and merchandise) located in the Premises or in the Building shall be at the sole risk of Tenant. Landlord, its agents and employees shall not be liable for any damage thereto, unless such damage is directly attributable to the negligent or willful acts of Landlord, its agents or employees. Landlord, its agents and employees shall not be liable for any accident or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the negligent or willful acts of Landlord, its agents or employees. Tenant hereby expressly releases Landlord, its agents and employees from any liability incurred or claimed by reason of damage to Tenant’s property except for damage caused by the negligent or willful misconduct of Landlord, its agents or employees. Landlord, its agents and employees shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which affect the Building, due to construction on contiguous premises.

(b)           Criminal Acts of Third Parties. Landlord, its agents and employees shall not be liable in any manner to Tenant, its agents, employees, licensees or invitees for any injury or damage to Tenant, Tenant’s agents, employees, licensees or invitees or their property caused by the criminal or intentional misconduct of third parties unless such injury or damage is the proximate result of Landlord’s breach of any term or provision of this Lease.

(c)           Tenant Indemnity. Subject to the terms and conditions otherwise set forth in this Lease, Tenant shall indemnify Landlord, Landlord’s property manager, and their respective owners, members, employees and agents, and save them harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises and/or the Common Areas, or the occupancy or use by Tenant of the Premises and/or the Common Areas or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, employees, contractors, invitees or licensees unless proximately caused by and due to the negligent or willful acts of Landlord, its agents or employees. If Landlord, the property manager, or their respective agents or employees shall, without fault on its or their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold the same harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid in connection with such litigation.

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(d)           Landlord Indemnity. Subject to the terms and conditions otherwise set forth in this Lease, Landlord shall indemnify Tenant, and Tenant’s respective shareholders, officers, directors, employees and agents and save them harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of the occurrence in, upon or at the Premises and/or the Common Areas, or the occupancy or use by Landlord of the Premises and/or the Common Areas or any part thereof, or occasioned wholly or in part by any act or omission of Landlord, its agents, employees, contractors, invitees or licensees. If Tenant or its respective agents or employees shall, without fault on its or their part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold the same harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid in connection with such litigation.

17.         Insurance.

(a)           Liability Insurance. Each Party shall maintain in full force throughout the Term commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined and Two Million Dollars ($2,000,000.00) annual general aggregate coverage. Each Party’s liability insurance policy or policies shall: (i) include premises liability broad form property damage coverage and personal injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with the Premises or the Project, as applicable; and (v) extend coverage to cover liability for the actions of each Party’s employees, agents and invitees. Each policy of liability insurance required by this Section 17 shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by the other Party covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to the other Party; and (v) name the non-procuring Party, and the Property Manager identified in the Basic Lease Information (“Property Manager”), and such other parties in interest as the non-procuring Party may from time to time reasonably designate to the procuring Party in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to the procuring Party under such policies.

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(b)           Property Insurance. Each Party shall at all times maintain in effect with respect to its personal property at the Project (including, with respect to Tenant, any Alterations and trade fixtures owned by Tenant), commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Either Party may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance relating to losses incurred with respect to the Project shall be used for the repair or replacement of the property so insured. In each case, the non-procuring Party shall be provided coverage under such insurance to the extent of its insurable interest (if any) and, if requested by the non-procuring Party, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s trade fixtures or personal property, and Tenant will have no obligation to carry insurance on any of Landlord’s personal property.

(c)           Building Insurance. Landlord shall maintain in effect insurance on the Building and Parking Facilities and Tenant Improvements with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and Parking Facilities and Tenant Improvements in the amount of the full replacement cost thereof, excluding land. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the Building (including the Tenant Improvements) and the Parking Facilities. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts, provided that any such additional insurance is of a type and amount carried by owner of comparable Class A office space in the Scottsdale metropolitan area. Landlord’s liability coverage on the Common Areas will insure Tenant against liability for the acts or omissions of Landlord and its employees, agents and representatives.

(d)           Requirements for All Policies. Each policy of insurance required under this Section 17 shall: (i) be in a form, and written by an insurer, reasonably acceptable to the non-procuring Party; (ii) be maintained at the procuring Party’s sole cost and expense; and (iii) require at least thirty (30) days’ (or such lesser period as is reasonably available) written notice to the non-procuring Party prior to any cancellation, nonrenewal or modification of insurance coverage. All insurance companies issuing such policies shall be admitted carriers licensed to do business in Arizona. Each Party shall provide to the other, upon request, evidence that the insurance required to be carried by it pursuant to this Section 17, including any endorsement effecting additional insured status, is in full force and effect and that premiums therefor have been paid.

(e)           Updating Coverage. The amounts of insurance required by this Section 17 shall be reviewed and revised, three years after the Commencement Date and each three years thereafter, to maintain approximately the same level of coverage that exists on the Commencement Date, considering the coverage then carried by prudent landlords and tenants for Class A low-rise office buildings in Scottsdale, Arizona.

(f)           Proof of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, each Party shall furnish to the other Party reasonably acceptable proof of insurance reflecting that the insurance required by this Section 17 is in force, accompanied by an endorsement showing the required additional insureds reasonably requested by the other Party. Such proof may consist of a certificate or a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease.

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(g)           Notice of Fire and Accident. Tenant shall give Landlord prompt notice in case of fire, theft, or accidents in the Premises, and in case of fire, theft or accidents in the Building if involving Tenant, its agents, employees or invitees.

(h)           Waiver of Subrogation. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the Premises or to the property of either party covered by insurance to the extent of such insurance and all casualty insurance and other insurance carried either by Landlord or Tenant covering losses arising out of destruction or damage to the Premises or its contents or to other portions of the Building shall provide for a waiver of subrogation against Landlord and Tenant respectively on the part of the insurance company, and Landlord and Tenant mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this Lease to carry insurance.

18.         Damage by Casualty.

(a)           Fire or Casualty Damage. If there is damage or destruction of the Premises by fire or any other casualty, this Lease shall not be terminated, except as provided in Section 18(c), but the Premises shall be promptly and fully repaired and restored by Landlord to the extent of available insurance proceeds.

(b)           Untenantability. If the condition referred to in Section 18(a) is such so as to make the entire Premises untenantable, then the Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the Premises have been fully and completely restored by Landlord. If the Premises are partially damaged or destroyed, then during the period until Landlord completes restoration of the damaged portion of the Premises, Tenant shall be required to pay Rent covering only that part of the Premises that it is able to occupy, based on the Rentable Area of the Premises that can be occupied compared to the total Rentable Area of the Premises. Any repair or restoration to be performed by Landlord under this Section 18 shall be limited to those portions of the Premises which were constructed by Landlord or are Landlord’s responsibility to maintain or repair. Tenant, at its own expense, shall repair or replace its furniture, trade fixtures, equipment, personal property and other items belonging to Tenant, and any leasehold improvements constructed by Tenant, which are damaged or destroyed by fire or other casualty. Except as hereinabove set forth, no compensation, or claim, or diminution of Rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Premises or any portion of the Building of which they are a part.

(c)           Right to Terminate. If the Premises are substantially or totally destroyed by fire or other casualty so as to be substantially untenantable, and it shall require more than one hundred eighty (180) days from the date of loss for Landlord to complete restoration of same, or at the time of the casualty less than one (1) year remains of the Term, either party, upon written notice to the other, may terminate this Lease, in which case the Rent shall be apportioned and paid to the date of said fire or other casualty. If the repair to the Premises are not substantially complete so that Tenant can reoccupy the Premises for the conduct of its business within two hundred forty (240) days from the date of loss, then Tenant may elect to terminate this Lease by giving Landlord fifteen (15) days prior written notice, in which case the Rent shall be apportioned and paid to the dates of said fire or other casualty.

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19.          Condemnation, If the whole or a substantial part of the Project or the Building shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to said authority to prevent such taking (collectively, a “Taking”), Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority, and Rent shall be apportioned as of that date. For purposes of this Section 19, a substantial part of the Premises or the Building shall be considered to have been taken if, in Landlord’s good faith opinion, the taking shall render the Building commercially impractical or undesirable for Landlord to permit this Lease to continue or to continue operating the Building. Tenant shall not assert any claim against Landlord or the taking authority for any compensation arising out of or related to such taking and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant but reserves the right to assert a claim on its own behalf against the condemning authority, which claim shall have no bearing on Landlord’s award. If Landlord does not elect to terminate this Lease, the Annual Base Rent and Additional Rent payable by Tenant pursuant to Section 3 shall be adjusted (based on the ratio that the number of square feet of Rentable Area taken from the Premises bears to the number of rentable square feet in the Premises immediately prior to such taking) as of the date possession is required to be surrendered to said authority. Nothing contained in this Section shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property, fixtures or the leasehold interest belonging to Tenant, as long as such award is made in addition to and separately stated from any award made to Landlord for the Premises and the Building or any loss of income associated with the condemnation. Landlord shall have no obligation to contest any taking.

20.         Defaults and Remedies.

(a)          Default. Each of the following shall be deemed a default (“Default”) by Tenant and a breach of this Lease:

(i)            Subject to Paragraph 20(i), below, a failure by Tenant to pay any Rent when due if such payment is not made within five (5) Business Days after receipt of written notice from Landlord;

(ii)           An assignment of this Lease or subletting of the Premises in violation of Section 8;

(iii)          A failure by Tenant to cure or correct any violation, breach or failure in the observance or performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be observed or performed, within thirty (30) days after receipt by Tenant of written notice describing, in reasonable detail, the nature of the Default or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter to diligently proceed to completion with, all actions necessary to cure the Default as soon as reasonably possible;

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(iv)           Tenant’s abandonment of or suspension of business in the Premises; or

(v)           Any material and adverse misrepresentation by Tenant to Landlord in connection with the negotiation and/or execution of this Lease.

(b)          Remedies. Upon the occurrence of a Default by Tenant, Landlord shall be entitled to remedy such default as follows:

(i)           Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant, to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem reasonably necessary, proper or convenient to cure such Default, for the account and at the expense of Tenant, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense reasonably incurred by Landlord in so doing.

(ii)           Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be reasonably necessary, without being guilty of trespass and without relinquishing any right of Landlord against Tenant. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability shall not be terminated by the execution of a new lease of the Premises by Landlord. After such a dispossession or removal, (1) the Rent and other charges which are the obligation of Tenant shall be paid up to the date Landlord’s re-entry, (2) Landlord may re-let the Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord any deficiency between the sum of the Rent and other charges due hereunder plus the reasonable costs of relating the Premises (including broker’s and attorneys’ fees, and the cost of alterations, repairs and replacements reasonably necessary to re-let the Premises) and the amount of rents and other charges collected on account of the new lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any renewal periods, the commencement of which shall not have occurred prior to such dispossession or removal). Such deficiency shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Rent, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. In the alternative, Landlord shall have the right to exercise all or any of the rights and remedies afforded Landlord under law including, but not limited to, the right to terminate this Lease and recover Landlord’s damages incurred as a result thereof. The damages Landlord may recover against Tenant include, but are not limited to, any Late Charge(s) otherwise due the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that the Tenant proves could be reasonably avoided, together with interest on all unpaid sums at the Interest Rate. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws if Tenant is being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the default by Tenant of any of the covenants and conditions of this Lease.

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(c)           Right of Landlord to Cure Tenant’s Default. If Tenant defaults in the making of any payment to any third party, or doing any act required to be made or done by Tenant relating to the Premises, then Landlord may, but shall not be required to, make such payment or do such act. The amount of any resulting expense or cost to Landlord, including reasonable attorneys’ fees, with interest thereon at the Interest Rate, accruing from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder, due and payable by Tenant upon receipt of a written statement of costs from Landlord. The making of such payment or the doing of such act by Landlord shall not operate to cure Tenant’s default, nor shall it prevent Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(d)           Lien for Rent. Upon any Default by Tenant, Landlord shall have a lien upon the property of Tenant in the Premises for the amount of any unpaid Rent subject to any lien waiver(s) Landlord may have executed with lender(s) of Tenant. In such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all property of Tenant in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant’s risk and expense. Notwithstanding any conflicting provision of this Lease or any other provision of the Arizona Revised Statutes, Landlord shall never have any lien on or other right of any nature in, on or with respect to any records, media, files, computers or other items containing any confidential or privileged information relating to Tenant’s business or clients.

(e)           Attorneys’ Fees. Tenant agrees to pay all costs and reasonable expenses of collection (including reasonable attorneys’ fees) on any part of any sums due Landlord that may be collected by an attorney, suit, distress or foreclosure; and further, if Tenant fails to promptly and fully perform and comply with any material condition and covenant hereunder and the matter is turned over to Landlord’s attorney, Tenant shall pay Landlord a reasonable attorneys’ fee plus costs, where necessary, whether suit is instituted or not.

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(f)          Landlord’s Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

(g)          Landlord ’s Default.

(i)           If Landlord fails to perform or comply in any material manner with any provision of this Lease, Tenant may give Landlord notice of the default and Landlord shall have: (i) five (5) Business Days to cure the default, if the default can be cured by the payment of money; and (ii) thirty (30) days to cure the default, if the default cannot be cured by the payment of money, but if a non-monetary default cannot reasonably be cured within such thirty (30)-day period, Landlord will have such additional time as may be reasonably necessary to cure the default so long as Landlord promptly commences to cure the default within the 30-day period and diligently proceeds to complete such cure.

(ii)           If any default by Landlord continues beyond the applicable cure period set forth in Section 20(g)(i), above. Tenant may pursue its rights and remedies under this Lease and Arizona Law, excepting only the right of offset or deduction of Rent, unless such remedy is expressly conferred by this Lease. In addition, Tenant may cure a default on Landlord’s behalf, and the costs expended by Tenant in good faith in doing so shall be paid by Landlord upon demand together with interest thereon at the Interest Rate. If Landlord fails to pay any sum due Tenant after default and such failure continues for more than three (3) Business Days after additional notice by Tenant to Landlord and Landlord’s lender, Tenant shall have, in addition to any other rights and remedies under this Lease and Arizona law, the right to offset such amounts against all payments of Rent subsequently accruing until such amount with interest at the Interest Rate is recovered in full, except that no more than fifty percent (50%) of any installment of Rent shall be offset. Upon the giving of twenty-four (24) hours notice to Landlord, Tenant shall also have the right to self-help if Landlord fails to provide heating, ventilation and air conditioning services to the Premises in the manner required by this Lease and in such event any amounts expended by Tenant shall be payable by Landlord on demand together with interest thereon at the Interest Rate and Tenant shall have, in addition to any other rights and remedies under this Lease and Arizona Law, the right to offset such amounts against all payments of Rent subsequently accruing until such amount with interest is recovered in full, except that no more than fifty (50%) of any installment of Rent shall be offset.

(h)           Non-Waiver. Acceptance of partial payment of Rent or other partial performance, with or without the accepting Parties’ knowledge of a Default or default by the other Party, or failure of either Party to take any action on account of a Default or default by the other Party, or to enforce its rights under this Lease, other than the acceptance of full payment of a cure of the Default or default, shall not be deemed a waiver of any Default or default.

(i)           Special Default Notice Rule. Notwithstanding the provisions of Paragraph 20(a)(i), above, Landlord shall not be required to provide Tenant with written notice of non-payment more than one (1) time in any twelve (12) month period during the Term.

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(i)           Special Default Notice Rule. Notwithstanding the provisions of Paragraph 20(a)(i), above, Landlord shall not be required to provide Tenant with written notice of non-payment more than one (1) time in any twelve (12) month period during the Term. Accordingly, if Tenant fails to make any Rent payment when due and Landlord provided Tenant written notice of non-payment of Rent anytime within the prior twelve (12) month period, Landlord shall not be required to provide written notice of non-payment with respect to that payment and a Default will exist if such payment is not made within five (5) Business Days following the applicable due date.

21.          Encumbrances & Public Notice.

(a)          Subordination & Attornment.  This Lease is made and shall be subject and subordinate to any existing or future encumbrance created by Landlord and covering all or any portion of the Project; provided, however, that such subordination shall only be effective as to any future encumbrance if the holder of the encumbrance agrees that this Lease shall survive the termination of the encumbrance by lapse of time, foreclosure or otherwise and that all holders of the encumbrance will be bound by this Lease and by all of Tenant's rights under the Lease and Tenant agrees to and shall attorn to the holders of such encumbrance(s). Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within fifteen (15) Business Days after written request by Landlord and in a form reasonably requested by Landlord and consistent with this Section 21, any additional documents evidencing the subordination of this Lease, the nondisturbance agreement of all holders of encumbrances and Tenant's agreement to attorn (“SNDA”). If the interest of Landlord in the Project is transferred pursuant to, or in lieu of proceedings for enforcement of, any encumbrance and provided that the new owner of the Project complies with the requirements of this Section 21, Tenant shall immediately and automatically following notice of such transfer attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms, and subject to the conditions, otherwise set forth in this Lease. Landlord shall use commercially reasonable efforts to receive from Landlord’s current lender, a subordination, non-disturbance and attornment agreement, reasonably acceptable to Tenant, that provides (among other things) that this Lease shall survive the termination of the encumbrance by lapse of time, foreclosure or otherwise and that all holders of the encumbrance will be bound by this Lease and by all of Tenant's rights under the Lease and Tenant agrees to attorn to the holders of such encumbrance.

(b)          New Financing.   If any future mortgagee requires, as a good faith condition of any financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use and enjoyment of the Premises and the Common Areas or change the character of the Building from a Class A low-rise office building, (iii) do not materially alter the Approved Plan for the Premises, and (iv) do not increase the Rent and other sums required to be paid by Tenant, then Landlord may submit to Tenant a written amendment to this Lease incorporating mortgagee’s required modifications, and, if Tenant does not execute and return to Landlord such written amendment within fifteen (15) Business Days after the same has been submitted to Tenant, then Landlord shall thereafter have the right, at its sole option, to cancel this Lease. Such option shall be exercisable by Landlord giving Tenant written notice of cancellation, immediately whereupon this Lease shall be cancelled and terminate, and any money held by Landlord on Tenant’s behalf shall be returned to Tenant, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation under this Lease.

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22.          Estoppel Certificates.   Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the nature of same), (ii) stating the Commencement Date of the Lease Term, (iii) stating the amounts of Annual Base Rent and Additional Rent and the dates to which the Annual Base Rent and Additional Rent have been paid by Tenant, (iv) stating the amount of any Security Deposit, if any, (v) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (vi) stating that Tenant has no right to setoff and no defense against payment of the Annual Base Rent or Additional Rent, (vii) stating the address to which notices to Tenant should be sent, and (viii) certifying such other matters as may be reasonably requested by Landlord. Any such certificate delivered pursuant hereto may be relied upon by an owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgage. Failure to deliver the aforesaid certificate within the ten (10) days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Further, if Tenant fails to deliver the certificate within the twenty (20) days, Tenant permits Landlord the one-time right to execute and deliver the certificate to any third party.

23.          Surrender and Inspection Upon the Expiration Date or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord broom clean and in as good order and condition as when received, ordinary and reasonable wear and tear excepted, and Tenant shall remove all of its property from the Premises and its Tenant Building Sign from the Building by the Expiration Date or other termination of this Lease. Tenant shall restore the exterior of the Building affected by the Tenant Building Sign to its condition prior to Tenant’s installation of the Tenant Building Sign. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If Tenant does not remove Tenant's furniture, equipment, machinery, trade fixtures, floor coverings and all other items of personal property from the Premises prior to the Expiration Date, then Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, and Landlord may dispose of such personal property at Tenant’s cost.

24.          Tenant Holdover. If Tenant continues to remain in the Premises after the expiration of the Lease Term without Landlord’s consent, Tenant shall become a tenant of sufferance only, at a base monthly rent which is one hundred twenty-five percent (125%) of the Base Monthly Rent applicable to the last month of the Term (for the first three (3) months of a holdover) and then one hundred fifty percent (150%) of the Base Monthly Rent applicable to the last month of the Term (for each subsequent holdover month), and otherwise subject to the terms, covenants and conditions herein specified. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the Term shall not constitute consent to any holding over.

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25.          Quiet Enjoyment.   So long as Tenant shall observe and perform all the covenants and agreements binding on Tenant under this Lease, Tenant shall at all times during the Term, peacefully and quietly have and enjoy possession of the Premises and nonexclusive use of the Common Areas without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease.

26.          Limitation of Landlord's Liability.  It is understood and agreed that the liability of Landlord under this Lease shall be limited solely to Landlord's assets and its interest in the Project of which the Premises form a part and the Common Areas; and that neither Landlord's members nor its officers, employees and agents, shall be personally liable for any obligations of Landlord arising out of or related to this Lease.

27.          Time of the Essence.   Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

28.          Waiver of Trial by Jury.   Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

29.          Notices.   All notices required or desired to be given by either Party to the other shall be given in person, or sent by Federal Express or by certified or registered mail, postage prepaid, return receipt requested, addressed as specified in the Basic Lease Information. Either Party may, by like written notice, designate a new address to which such notices shall be directed. Notice shall be deemed to be effective when delivered in person or by Federal Express, or three (3) days after mailing.

30.         Brokers.   Except as separately agreed, in writing, by Landlord to: (i) Marcor Commercial Real Estate Inc. (Francis Marotta) who is representing Tenant in this transaction (“Tenant’s Broker”); and (ii) Cassidy Turley (Michael Beall and Christopher Walker) who is representing Landlord in this transaction (“Landlord’s Broker”), Landlord and Tenant each represents and warrants to the other that it has not employed any broker in connection with this Lease transaction. Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty.

31.         Force Majeure.   Landlord’s obligations under this Lease, including Landlord’s obligations to deliver the Premises shall be subject to force majeure delays (“Force Majeure Delays”). For the purpose of this Lease, the term Force Majeure Delays shall include delays caused by strikes, fire, unusually severe and adverse weather conditions, acts or delays of public agencies or governmental bodies, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, freight embargoes, unanticipated shortages of necessary labor or materials or for other reasons beyond the reasonable control of Landlord. If the Commencement Date is postponed as a result of a Force Majeure Delay, the Expiration Date shall also be postponed for the same period of time.

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32.          Miscellaneous Provisions.

(a)          Governing Law. The laws of the State of Arizona (excluding conflict of laws principles) shall govern the validity, performance and enforcement of this Lease.

(b)          Covenants. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision.

(c)          Successors. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to, be binding upon and inure to the benefit of their respective heirs, executors, administrators, successors and permitted assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Premises.

(d)          No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

(e)          No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

(f)          Captions. All Section and paragraph captions herein are for the convenience of the parties only, and shall neither limit nor amplify the provisions of this Lease.

(g)          Invalidity of Particular Provisions. If any term or provision of this Lease or applications thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(h)          Counterparts. This Lease may be executed in several counterparts, but all such counterparts shall constitute one and the same legal document.

(i)          Entire Agreement; Modification. This Lease and all Exhibits hereto contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

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(j)          Interpretation. This Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

(k)        Authority. Landlord and Tenant hereby covenant that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Premises is located, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

(1)         Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute an offer to lease or a reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

(m)       Landlord Assignment. Landlord may, at any time after the Effective Date, assign this Lease to any party without Tenant's consent; provided, however, that: (i) Landlord shall provide Tenant with written notice of the assignment no less than thirty (30) days prior to its effective date; (ii) any assignee shall (A) be (or become on the effective date of the assignment) fee owner of the Building, and (B) agree, in writing, to become “Landlord” under this Lease and assume all of Landlord's obligations from and after the effective date of assignment; and (iii) DTR14. L.L.C. shall remain liable for any matters that accrued prior to the effective date of assignment.

(n)          Tenant Financial Statements. Tenant agrees to deliver to Landlord, from time to time but not more than once in any consecutive twelve (12) month period, within fifteen (15) days after written request, the then most current annual financial statement(s) of Tenant prepared in accordance with generally accepted accounting principles, consistently applied and accurately reflecting the then existing financial condition of Tenant, together with such additional financial information as may be reasonably requested by Landlord; provided, however: (i) if Landlord requests such financial statements in connection with any financing arrangement or transfer of Landlord's interest in the Project or Building, the limitation set forth above with respect to one request per calendar year shall not apply; and (ii) Landlord shall promptly reimburse Tenant for its actual and reasonable third party out of pocket costs incurred in producing financial statements more frequently than once in any consecutive twelve month period.

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(o)  Landlord Lien Waiver. Landlord hereby acknowledges that Tenant may enter into a personal property lease agreement or financing for its business or equipment to be physically located at the leased premises. Provided Tenant is in not in Default, Landlord shall waive or subordinate its landlord’s lien in writing as reasonably requested by any bona fide third-party financing company or lender with respect to any personal property financed by Tenant to be located the Premises (“Subordinated Collateral”) by executing and delivering the lien waiver within fifteen (15) Business Days after written request by Tenant. Notwithstanding the foregoing, Landlord’s expressly reserves all lien rights set forth in Paragraph 20(d), above, with respect to any Subordinated Collateral which is released by any applicable financing company or lender.

(p)        Attorneys Fees.     If any action or proceeding, whether judicial or non-judicial, is commenced with respect to any claim or controversy arising from a breach of this Lease or seeking the interpretation or enforcement of this Lease, including any exhibits attached hereto, in addition to any and all other relief, the prevailing party or parties in such action or proceeding shall receive and be entitled to recover all costs and expenses, including reasonable attorneys’ fees and costs, incurred by it on account of or related to such action or proceeding.

33.         Tenant Improvement Allowance.    Provided no Default exists which has not been timely cured, Landlord shall pay Tenant a tenant improvement allowance in the amount of $42.50 per square foot of Rentable Area of the Premises (“TI Allowance”), all as more particularly set forth in Exhibit B to this Lease.

34.         Tenancy Allowance.    Provided no Default exists, Landlord shall pay Tenant an amount equal to $13.00 per square foot of Rentable Area of the Premises (“Tenancy Allowance”) in consideration of Tenant’s agreement to enter into this Lease, occupy the Premises, comply with the terms and conditions set forth in this Lease and pay Rent during the Term. Landlord shall pay the Tenancy Allowance directly to Tenant within twenty (20) Business Days following the Commencement Date.

[Signatures appear on the following page]

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Dated as of the Effective Date, by:

LANDLORD:

DTR14, L.L.C., an Arizona limited liability company

By:	/s/ MC
	Its:	Authorized Agent

TENANT:

The Joint CORP, a Delaware corporation

By:	/s/ Ron Record
	Its:	COO/CFO

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EXHIBIT A-1

PROJECT SITE PLAN

A-1

EXHIBIT A-2

DEPICTION OF PREMISES LOCATION

A-2

EXHIBIT B

TENANT IMPROVEMENT RIDER

1.           General. This Tenant Improvement Rider (“Rider”) sets forth the specific terms and conditions governing the respective obligations of Landlord and Tenant with respect to the design and installation of, and payment for, the Tenant Improvements, and the conduct of Tenant’s Work (as defined below). Capitalized terms not otherwise defined in this Rider will have the meanings given them in the Lease.

2.           Tenant Improvement Payment Obligations.

a.           Landlord Obligations. In order to assist in underwriting the total cost of the Tenant Improvement Work (as defined below), Landlord will provide a tenant improvement allowance (“TI Allowance”) equal to $42.50 per square foot of Rentable Area of the Premises. The TI Allowance will be used for any costs incurred in connection with the Tenant Improvement Work including, without limitation, all materials, labor, taxes, equipment, permit applications and fees, architectural work and project management fees, which include a three percent (3%) management fee payable to Landlord or an affiliate of Landlord (“Management Fee”) for services such as plan review, bidding, scheduling, general contractor coordination, and delivery of the Tenant Improvement Work. Landlord’s financial responsibility for the Tenant Improvement Work shall be strictly limited to the TI Allowance and, as set forth in Paragraph 2(b), below, Tenant shall be responsible for the payment of any costs associated with the Tenant Improvement Work that exceed the TI Allowance.

b.           Tenant Obligations. Tenant shall be obligated to pay all costs associated with the Tenant Improvement Work that exceed the TI Allowance. All costs and expenses associated with the Tenant Improvement Work that exceed the TI Allowance (including, if applicable, all costs and expenses associated with any Change Order Work (as defined below)), will be paid by Tenant in the same manner as Additional Rent within ten (10) days after Landlord’s written demand (with any related supporting computations or documentation) from Landlord of the amounts due (with supporting computations and documentation) of such amounts.

3.           Tenant Improvement Work.

a.           Approved Space Plan. Within five (5) days following the Effective Date, Landlord and Tenant will agree upon, and approve, a final design and space plan for the Premises (“Approved Space Plan”) using Landlord’s designated interior architect, Phoenix Design One, Inc. (“Architect”). Landlord and Tenant agree to meet, discuss and cooperate in good faith to achieve the Approved Space Plan. The Approved Space Plan will set forth Tenant’s final design and space planning requirements for the Premises in sufficient detail to permit Landlord to prepare the Final Tenant Improvement Plans (as defined below) and bid the Tenant Improvement Work. The Approved Space Plan will be part of the Tenant Improvement Work and all third-party costs associated with the preparation of the Approved Space Plan and approved by Tenant will be deducted from the TI Allowance.

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b.           Final Tenant Improvement Plans. Within twenty-five (25) days following approval of the Approved Space Plan, Landlord will prepare or cause Architect to prepare plans and specifications for the Tenant Improvement Work (“Working Drawings”) which are consistent with the Approved Space Plan and include Tenant’s final material selections (“Material Selections”). So long as the Working Drawings are consistent with the Approved Space Plan and the Material Selections, Tenant will approve the Working Drawings within five (5) Business Days after Tenant’s receipt of the Working Drawings (or, if not consistent, notify Landlord of the inconsistency) from Landlord or Architect by providing a separate written approval. Tenant’s failure to timely do so will be deemed an approval of the Working Drawings. If there are any inconsistencies of the Working Drawings from the Approved Space Plan and Material Selections, then Landlord and Tenant agree to meet, discuss and cooperate in good faith to address the inconsistencies within five (5) Business Days after Landlord’s receipt of Tenant’s comments. After approval of the Working Drawings, Landlord will prepare, or cause Architect to prepare, final plans and specifications for the Tenant Improvement Work (“Final Tenant Improvement Plans”) which are consistent with the Working Drawings and which will be used by Landlord to bid the Tenant Improvement Work and obtain the permits necessary to enable the selected contractor to construct the Tenant Improvement Work. So long as the Final Tenant Improvement Plans are consistent with the Working Drawings agreed upon by Landlord and Tenant, Tenant will approve the Final Tenant Improvement Plans (or, if not consistent, notify Landlord of the inconsistency) within five (5) Business Days after Tenant’s receipt of the Final Working Drawings from Landlord or Architect by providing a separate written approval. Tenant’s failure to timely do so will be deemed an approval of the Final Tenant Improvement Plans. Landlord and Tenant agree to meet, discuss and cooperate in good faith to address any inconsistency of the Final Tenant Improvement Plans from the Working Drawings within five (5) Business Days after Landlord’s receipt of Tenant’s comments. With prior written notice to Tenant, Landlord and/or Architect may make non-material changes to the Final Tenant Improvement Plans as may be required by any municipal authority in order to obtain the building permit necessary to complete the Tenant Improvement Work. If any municipal authority requires material changes to the Final Tenant Improvement Plans, Landlord and Tenant will cooperate in good faith to finalize and approve the necessary changes within five (5) Business Days after notice from the municipal authority. Tenant’s approval of any material changes to the Final Tenant Improvement Plans will be evidenced by a separate written approval in a form reasonably designated by Landlord. The date that Landlord obtains the building permit required to commence construction of the Final Tenant Improvement Plans will be known as the “Plan Approval Date.”

c.           Project Bidding. Within five (5) days following preparation of the Final Tenant Improvement Plans, Landlord shall submit the Final Tenant Improvement Plans for bid to at least two (2) general contractors, with one general contractor being selected by Landlord and the other selected by Tenant. Both general contractors shall be licensed in Arizona and maintain appropriate insurance coverage. Landlord shall select the successful bidder in Landlord’s commercially reasonable discretion considering the contractor’s commitment to meet the Tenant’s required construction timeline, completeness of the bid, cost differentials for comparable work and materials, and ability to perform in accordance with the complexity and scope of the Tenant Improvement Work, provided, however, all bids shall be disclosed and reviewed with Tenant prior to Landlord's selection. The total cost associated with the successful bid for the Tenant Improvement Work will be referred to as the “TI Cost.”

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d.           Scope of Tenant Improvement Work & Excluded Items. The “Tenant Improvement Work” will consist of, and be limited to: (i) the Approved Space Plan, (ii) the Working Drawings; (iii) the Final Tenant Improvement Plans; and (iv) the Tenant Improvements, constructed in accordance with the Final Tenant Improvement Plans, including any Change Order Work. The Tenant Improvement Work does not include the design, acquisition and/or installation of computer, phone, telecommunications and/or audio-visual cabling, wireless transmission facilities, trade fixtures, other office equipment, phone systems, trade fixtures, inventories, supplies, modular furniture, cubicles, storage and filing cabinets and other related items that Tenant has or will order for installation within the Premises (collectively, “FF&E”). The purchase and/or installation of the FF&E (“Tenant’s Work”) shall be Tenant’s sole and exclusive responsibility; provided, however, that Tenant may, at its election, utilize any unused portions of the TI Allowance to pay the costs associated with purchase and/or installation of the FF&E. The cost associated with any third-party Tenant representative project manager and/or inspector hired by Tenant for Tenant’s Work shall be the exclusive responsibility of Tenant and shall not be part of the Tenant Improvement Work or the TI Cost. Notwithstanding the previous sentence, Tenant may submit a final invoice for such services to Landlord to be paid from the TI Allowance if sufficient funds remain after the payment of the TI Cost otherwise contemplated under this Rider.

4.           Construction.

a.           Landlord's Obligations - Shell Building. On the Effective Date, Landlord shall, at its own cost, tender the Premises “as-is” and “where is” in its current shell condition (“Shell Condition”). All work required to improve the Premises from Shell Condition to the condition specified in the Final Tenant Improvement Plans shall be Tenant Improvement Work.

b.           Landlord's Obligations - Tenant Improvement Work. Landlord (or an affiliate of Landlord) shall complete the Tenant Improvement Work, subject to the Management Fee (as defined above). Subject only to Force Majeure Events (as defined below) and Tenant Delays (as defined below), Landlord will cause the Tenant Improvement Work to be commenced and completed in conformance with the Final Tenant Improvement Plans, using, as applicable, the Material Selections (or, with prior approval of Tenant, not to be unreasonably withheld, commercially reasonable substitutes if any Material Selections are not available). Subject to the TI Allowance, Landlord will pay for the Tenant Improvement Work.

c.           Tenant's Obligations. Tenant will cooperate with Landlord and the Selected Contractor throughout the construction process and, except as otherwise expressly provided in this Rider, provide requested consents and approvals within five (5) Business Days. Tenant shall be financially responsible to coordinate and/or complete: (i) Tenant’s Work; and (ii) any costs associated with the Tenant Improvement Work and any Change Order Work that exceeds the TI Allowance.

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d.           Completion; Punch List. Subject to extensions resulting from Tenant Delays and/or Force Majeure Events, Landlord will use its commercially reasonable efforts to cause the Tenant Improvement Work to be substantially completed on or before the date that is one hundred twenty (120) days after the Plan Approval Date (“Scheduled Completion Date"). The Tenant Improvement Work will be deemed to be substantially completed and the “Completion Date” will occur at such time as: (y) Landlord notifies Tenant that the Tenant Improvement Work has been substantially completed in accordance with the Final Tenant Improvement Plans, subject only to the Punch List Items (as defined below), which will not materially impair Tenant’s intended use of the Premises; and (z) the City of Scottsdale has issued a temporary Certificate of Occupancy, Certificate of Completion or the reasonable equivalent, which will enable Tenant to occupy and conduct its intended use in the Premises. If Landlord obtains a temporary Certificate of Occupancy as provided in the clause (z), above, Landlord shall nonetheless diligently pursue to completion obtaining a permanent Certificate of Occupancy. Landlord shall give Tenant at least fifteen (15) days prior written notice of the anticipated Scheduled Completion Date. Landlord and Tenant will schedule and conduct an inspection of the Tenant Improvement Work no less than five (5) Business Days prior to Landlord’s substantial completion. After the inspection, Tenant and Landlord shall mutually agree upon the items that Landlord is required to correct to Tenant’s reasonable satisfaction (“Punch List Items”). The inspection shall be scheduled for a Business Day at a time mutually acceptable to Tenant and Landlord. Landlord shall complete the Punch List Items within thirty (30) days following the inspection. If the Tenant Improvement Work is not deemed to be substantially completed on or before the Scheduled Completion Date, Landlord agrees to use commercially reasonable efforts to complete all remaining Tenant Improvement Work within 60 days and, during this 60-day grace period (“Grace Period”), the Lease will remain in full force and effect, Landlord will not be deemed to be in breach or default of the Lease, and Landlord will have no liability to Tenant as a result of any delay except that, subject to Tenant Delays and Force Majeure Events, Tenant shall receive an abatement of Monthly Base Rent in an amount equal to one (1) day of Monthly Base Rent for each one (1) day delay for completion beyond the Grace Period.

5.           Tenant Delays. The Scheduled Completion Date will be extended on a day-for-day basis if the Tenant Improvement Work has not been substantially completed by reason of any of the following (collectively, “Tenant Delays”):

(i)          the failure of Tenant to confirm the Approved Space Plan within the required timeframe set forth in Paragraph 3(a), above;

(ii)         the failure of Tenant to confirm the Working Drawings or changes to the Final Tenant Improvement Plans within the required time frames set forth in Paragraph 3(b), above;

(iii)        the failure of Tenant to confirm the Final Tenant Improvement Plans within the timeframe set forth in Paragraph 3(b), above;

(iv)        Tenant’s requirements for special work or materials, finishes, or installations other than those described in the Final Tenant Improvement Plans or Tenant's requirements for special construction staging or phasing;

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(v)         the performance of Tenant’s Work, or any Change Order Work approved by Tenant which delays the Scheduled Completion Date, or the performance of any other work in the Premises by Tenant or Tenant’s Contractors (as defined below); or

(vi)        any other act or omission of Tenant or any of Tenant’s Contractors which results in construction delays.

6.           Change Orders. Following Tenant’s approval of the Working Drawings, Tenant may only request that Landlord make changes to the Tenant Improvement Work pursuant to the terms, conditions and procedures set forth in this Section 6. Upon Tenant’s request and Tenant’s submission of the necessary information and/or plans and specifications for any changes or additions to the Tenant Improvement Work (“Change Order Work”), and Landlord’s reasonable approval of the Change Order Work, Landlord will cause its contractors to perform the Change Order Work, at Tenant’s sole cost and expense, subject only to the application of any unspent portion(s) of the TI Allowance. Prior to commencing any Change Order Work requested by Tenant, Landlord will submit to Tenant a written statement of the additional cost or cost savings, if any, associated with the Change Order Work and, if known, whether the Change Order Work would reasonably result in any delay in the Scheduled Completion Date, Concurrently with this statement, Landlord also will submit To Tenant a proposed tenant change order (“Tenant Change Order”) for the Change Order Work. Tenant will execute and deliver to Landlord the Tenant Change Order and, subject only to the TI Allowance, will pay Landlord the entire remaining cost of the Tenant Change Order as Additional Rent pursuant to Paragraph 2(b), above. If Tenant fails to execute and deliver the Tenant Change Order or pay the entire cost of the Change Order Work which is in excess of the TI Allowance within the applicable period, Landlord will not perform any of the Change Order Work.

7.           Force Majeure Events. The Scheduled Completion Date will be extended for any period that Landlord is prevented from completing its construction requirements due to: (i) governmental restrictions or orders of any governmental authorities beyond the reasonable control of Landlord: (ii) strikes; (iii) labor disputes or lockouts; (iv) shortages of material or labor; (v) riots; (vi) acts of God; (vii) enemy action; (viii) Tenant Delays; (ix) civil commotion, fire, casualty, inclement weather, and the like; or (x) any other causes beyond the reasonable control of Landlord (collectively, “Force Majeure Events”).

8.           Commencement Date. The “Commencement Date” shall be the date that the Tenant Improvement Work is substantially completed as provided in Section 4(d) of this Tenant Improvement Rider.

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EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations (‘'Rules and Regulations") govern Tenant’s use of the Premises and Project. Tenant will also cause its employees, agents, contractors, customers, guests, invitees and, if permitted, subleasees to comply with these Rules and Regulations,

1.          The sidewalks, entries, passages, elevators, public corridors, vestibules, halls, stairways and other public areas of the Building shall not be obstructed or used for any other purpose than ingress and egress,

2.          Tenant shall not install or permit the installation of any projection, awnings, shades, mylar films, or sun filters on windows or to the outside walls of the Building.

3.          All window blinds provided by Landlord shall be left down at all times. No curtains, blinds, shades or screens visible from the exterior of the Building may be attached to or used in connection with any window or door of the Building without the prior written consent of Landlord. Tenant shall not place anything or allow anything to be placed near or against glass partitions, doors, walls or windows which would be visible from the exterior of the Premises.

4.          The doors from the corridors and other means of entry to the Premises shall be kept closed during business hours, except when being used for ingress or egress. No Building or suite doors shall be propped open at any time. Tenant will keep its valuable items locked up and doors locked after Business Hours and at other times the Premises are not in use to prevent theft.

5.          No tenant shall make, or permit to be made, any excessive noises, cause disturbances or vibrations or other sound or other waves or disturbances which may be heard outside of such Tenant's Premises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out, or off, of any doors, windows, balconies or skylights or down any passageways.

6.          Floor distribution boxes for electric and telephone wires shall remain accessible at all times.

7.          Bicycles, skateboards, motor scooters or any other type of vehicle shall not be brought into the Building, lobby, elevators, or into the Premises, or parked on the sidewalk or parking spaces, except as required by law other than appropriate vehicles necessary for assisting the disabled. Such vehicles will be allowed only in areas designated by Landlord,

8.          No animal (other than a seeing-eye dog) shall be permitted within the Premises or anywhere in the Building at any time.

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9.            Tenant will not conduct any activity within the Premises which will create excessive traffic anywhere in the Building.

10.          Tenant parking shall be as set forth in the Lease. Tenant will not park or permit parking in any areas designated by Landlord for parking by visitors of the Project or for the exclusive use of other tenants or occupants of the Project. Only passenger vehicles may be parked in the parking areas. Parking is prohibited in areas not striped for parking, in aisles where “no parking” signs are posted, on ramps, in cross-hatched areas, in loading areas, fire lanes or in such other areas as may be designated by Landlord. Any violation of the parking rules set forth in this Paragraph shall subject the vehicle to removal at the vehicle owner’s expense. Nothing in these Rules and Regulations shall modify Landlord’s obligations regarding the Parking Facilities as otherwise set forth in the Lease.

11.          Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities must be displayed as requested. Such devices are not transferable and any device in the possession of an unauthorized holder will be void. Each user of the parking area may be required to sign a parking agreement, as a condition to parking, which agreement may provide for the manner of payment of any parking charges and other matters not inconsistent with this Lease.

12.          No overnight or extended term parking or storage of vehicles is permitted.

13.          All responsibility for damage, loss or theft to vehicles and the contents thereof is assumed by the person parking their vehicle.

14.          Tenant shall not make any room-to-room solicitation of business from other tenants in the Building and Tenant acknowledges that canvassing and peddling of any kind in the Building are prohibited. Tenant shall not distribute any handbills or other advertising matter on automobiles parked in the parking area. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

15.          Immediately upon the sounding of the Building fire alarm, Tenant, its agents, employees and invitees shall use marked exits and exit stairways to evacuate the Building and will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

16.          Smoking of any tobacco product is prohibited in the Building and exterior areas located within 25 feet of the Building except as designated and redesignated in writing from time to time by Landlord in its sole discretion, and Tenant will not smoke anywhere within the Project, including, without limitation, the Premises and the sidewalks, entrances, passages, corridors, halls, elevators and stairways of the Building, other than the smoking areas, if any, designated in writing by Landlord. All smoking materials must be disposed of in ashtrays or other appropriate receptacles provided for that purpose.

17.          Eating and drinking are prohibited in the public areas of the Building.

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18.          No showcases or other articles, including furniture, shall be put on the balcony, in front of or affixed to any part of the exterior of the Premises, or placed in the halls, corridors, vestibules, balconies or other appurtenant or public parts of the Building.

19.          Any water and wash closets, drinking fountains and other plumbing fixtures in any Premises or the Building shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein.

20.          No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about the space demised to such tenant.

21.          Except for the hanging of artwork, bulletin boards or similar items on interior walls, no tenant shall make, paint, drill into, or in anyway deface, any part of the interior or exterior of the Building or the space demised to such tenant. No boring, cutting, or stringing of wires shall be permitted.

22.          No tenant shall cause or permit any odors, obnoxious or harmful fumes, smoke or other discharges which may be offensive to the other occupants of the Building or otherwise create any nuisance to emanate from the space demised to such tenant.

23.          Tenant shall promptly report to Landlord any cracked or broken glass on the Premises.

24.          Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising. Tenant will not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

25.          Each tenant, before closing and leaving the space demised to such tenant at any time, shall see that all entrance doors are locked.

26.          No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping. The Premises will not be used for cooking (other than the heating of food from one or more microwave ovens) or for any immoral or illegal purpose.

27.          All equipment and machinery belonging to any tenant which causes noise, vibration or electrical interference that may be transmitted to the structure of the Building, to any space therein, or that may unreasonably interfere with the operation of any device, equipment, computer, video, radio, television broadcasting or reception from or within the project to such degree to be objectionable to Landlord and any tenant in the Building shall be installed and maintained by each such tenant, at such tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration.

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28.          Tenant will not waste electricity, water or air conditioning and shall reasonably cooperate with any efforts of Landlord to conserve energy and ensure the most effective operation of the Building’s heating, air conditioning, ventilation and utility systems. Tenant will not use any method of heating or air conditioning (including, without limitation, fans or space heaters) other than those approved in writing by Landlord.

29.          No utilities serving the Premises will be overloaded.

30.          No additional locks or similar devices will be attached to any door or window and no keys other than those provided by Landlord will be made for any door or window.

31.          All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes. Deliveries during normal office hours will be limited to normal office supplies and other small items. No deliveries will be made which impede or interfere with other occupants of the Building. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the passenger elevators except between such hours and in such elevators as may be designated by Landlord.

32.          Tenant will not use at the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.

33.          Tenant shall store all its trash and garbage in proper receptacles within its Premises or in other facilities provided for such purpose by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will cooperate with any recycling program at the Project.

34.          Landlord will have the right to specify the proper position of any safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building. Tenant will not overload the floors or structure of the Building.

35.          Persons may enter the Building only in accordance with such regulations as Landlord may provide, and persons entering or departing from the Building may be questioned as to their business in the Building. The right is reserved to require the use of an identification card or other access devices or procedures an/or the registering of persons as to the hour of entry and departure, nature of visit, and other information deemed necessary by Landlord for the protection of the Building.

36.          All janitorial services for the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the cleanliness of the Project.

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37.           Landlord reserves the right to exclude or expel from the project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of these Rules and Regulations.

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EXHIBIT D

COMMENCEMENT MEMORANDUM

THIS COMMENCEMENT MEMORANDUM (“Memorandum”), is entered into as of ____________, 20__, (“Memorandum Date”), by and between: (i) DTR14, L.L.C., an Arizona limited liability company (“Landlord”); and (ii) The Joint Corp., a Delaware corporation (“Tenant”).

Background

A.           Landlord and Tenant entered into that certain Office Lease Agreement (Terra Verde – Building One), dated as of September __, 2013 (“Lease”), relating to Suite 240 (“Premises”) of the building located at 16767 North Perimeter Drive, Scottsdale, Arizona.

B.           Tenant is in possession of the Premises and the term of the Lease has commenced.

C.           Landlord and Tenant agreed to enter into an agreement setting forth certain information with respect to the Premises and the Lease.

D.           On the terms and subject to the conditions set forth in this Memorandum, Landlord and Tenant desire to confirm certain information relating to the Lease.

Memorandum

1.          Definitions. Capitalized terms not otherwise defined in this First Amendment shall have the meanings given them in the Existing Lease.

2.          Commencement Date. The Commencement Date is _______ __, 20__.

3.          Expiration Date. The Expiration Date is _______ __, 20__, unless earlier terminated.

4.          No Additional Modifications. The Lease and this Memorandum constitute a single integrated agreement between Landlord and Tenant governing Tenant's use and occupancy of the Premises and supersede and replace any and all agreements, whether written or oral. Except as otherwise expressly set forth in this Memorandum, all terms and provisions set forth in the Lease shall remain in full force and effect.

[Signatures appear on the following page]

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EXECUTED as of the Memorandum Date by:

LANDLORD:

DTR14, LLC., an Arizona limited liability company

By:
Its:

TENANT:

THE JOINT CORP., a Delaware corporation

By.
Its:

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EXHIBIT E

DEPICTION OF TENANT BUILDING SIGN

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EXHIBIT E

DEPICTION OF TENANT BUILDING SIGN

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